                                                                    EXHIBIT 12
Statement Re Computation of Ratios

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

PROVIDIAN FINANCIAL CORP.
Select Financial Data
                                                                            Year Ended December 31
                                                         -------------------------------------------------------------
        (dollars in thousands)                              1998         1997        1996         1995        1994
                                                         -----------  -----------  ----------  -----------  ----------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $   490,563  $   311,300  $  257,251  $   214,863  $  175,203
        Fixed charges                                        254,006      187,843     192,536      160,183     103,926
                                                         -----------  -----------  ----------  -----------  ----------
     Earnings, for computation purposes                  $   744,569  $   499,143  $  449,787  $   375,046  $  279,129
                                                         ===========  ===========  ==========  ===========  ==========

     FIXED CHARGES:
        Interest on borrowings                           $    42,931  $    18,858  $   49,208  $    52,732  $   39,739
        Interest on deposits                                 204,335      164,252     140,361      105,151      61,920
        Portion of rents representative of the
        interest factor                                        6,740        4,733       2,967        2,300       2,267
                                                         -----------  -----------  ----------  -----------  ----------
     Fixed charges, including interest on deposits,
        for computation purposes                         $   254,006      187,843     192,536      160,183     103,926
                                                         ===========  ===========  ==========  ===========  ==========
     Ratio of earnings to fixed charges, including
        interest on deposits                                    2.93         2.66        2.34         2.34        2.69

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $   490,563      311,300     257,251      214,863     175,203
        Fixed charges                                         49,671       23,591      52,175       55,032      42,006
                                                         -----------  -----------  ----------  -----------  ----------
     Earnings, for computation purposes                  $  540,234       334,891     309,426      269,895     217,209
                                                         ===========  ===========  ==========  ===========  ==========

     FIXED CHARGES:
        Interest on borrowings                           $    42,931  $    18,858  $   49,208  $    52,732  $   39,739
        Portion of rents representative of the
        interest factor                                        6,740        4,733       2,967        2,300       2,267
                                                         -----------  -----------  ----------  -----------  ----------
     Fixed charges, excluding interest on
     deposits, for computation purposes                  $    49,671  $    23,591  $   52,175  $    55,032  $   42,006
                                                         ===========  ===========  ==========  ===========  ==========
     Ratio of earnings to fixed charges, excluding
        interest on deposits
                                                               10.88        14.20        5.93         4.90        5.17

b. Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $   490,563      311,300     257,251      214,863     175,203
        Fixed charges                                        254,006      187,843     192,536      160,183     103,926
                                                         -----------  -----------  ----------  -----------  ----------
     Earnings, for computation purposes                  $   744,569  $   499,143  $  449,787  $   375,046  $  279,129
                                                         ===========  ===========  ==========  ===========  ==========
     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS

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
        Interest on borrowings                           $    42,931  $    18,858  $   49,208  $    52,732  $   39,739
        Interest on deposits                                 204,335      164,252     140,361      105,151      61,920
        Portion of rents representative of the
          interest factor                                      6,740        4,733       2,967        2,300       2,267
                                                         -----------  -----------  ----------  -----------  ----------
     Fixed charges, including interest on deposits,
         for computation purposes                            254,006      187,843     192,536      160,183     103,926
     Preferred stock dividend requirements                       --         1,636       7,397        7,397       7,397
                                                         -----------  -----------  ----------  -----------  ----------

     Fixed charges and preferred stock dividend
        requirements, including interest on
        deposits, for computation purposes               $   254,006  $   189,479  $  199,932  $   167,580  $  111,322
                                                         ===========  ===========  ==========  ===========  ==========

     Ratio of earnings to fixed charges and
        preferred stock dividend requirements,
        including interest on deposits                          2.93         2.63        2.25         2.24        2.51

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                       $   490,563  $   311,300  $  257,251  $   214,863  $  175,203
        Fixed charges                                         49,671       23,591      52,175       55,032      42,006
                                                         -----------  -----------  ----------  -----------  ----------
     Earnings, for computation purposes                  $   540,234  $   334,891  $  309,426  $   269,895  $  217,209
                                                         ===========  ===========  ==========  ===========  ==========
     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                           $    42,931  $    18,858  $   49,208  $    52,732  $   39,739
        Portion of rents representative of
          the interest factor                                  6,740        4,733       2,967        2,300       2,267
                                                         -----------  -----------  ----------  -----------  ----------
     Fixed charges, excluding interest on deposits,
        for computation purposes                              49,671       23,591      52,175       55,032      42,006
     Preferred stock dividend requirements                        --        1,636       7,397        7,397       7,397
                                                         -----------  -----------  ----------  -----------  ----------
     Fixed charges and preferred stock dividend
        requirements, excluding interest on
        deposits, for computation purposes               $    49,671  $    25,227  $   59,571  $    62,429  $   49,402
                                                         ===========  ===========  ==========  ===========  ==========
     Ratio of earnings to fixed charges and
        preferred stock dividend requirements,
        excluding interest on deposits                         10.88        13.28        5.19         4.32        4.40
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